Translation from Hebrew

Exhibit 99.9

Companies Law, 5759 – 1999

Private Company Limited by Shares

Articles of Association of Association of

SINDOLOR HOLDINGS LTD

Preamble

1.	Interpretation

1.1.	In these Articles of Association, unless context demands other meaning:

The Company	The company named above.

The Companies Law	The Companies Law, 5759-1999, and any amendment or change thereto including those Sections of the Companies Ordinance [New Version], 5743-1983, that have not been terminated by virtue of the Companies Law, as well as any amendment or change thereto. Any reference to a Section of the Companies Law or to one of the Sections of the Companies Ordinance [New Version], 5743-1983, as aforementioned, shall be deemed to include any reenactment or amendment of such Section in effect at such time.

The Law	The Companies Law and any other law applicable to the Company that is in effect at such time.

These Articles of Association	The Articles of Association of the Company as set forth in this document or as amended from time to time by the Company's resolution adopted in the manner set forth in the Companies Law and these Articles of Association.

Director	A member of the Board of Directors of the Company and those in practice serving in the position of a director, be his title as it may.

Registered Office	The Company’s registered office at such time.

Year or Month	According to the Gregorian calendar.

Register of Shareholders	The register of shareholders required to be maintained according to the Companies Law.

Writing	Including print and lithography and any other form of writing or imprinting of words in a visible form or of displaying letters, numbers or symbols in a

Translation from Hebrew

visible form or that may be visually interpreted, including material transmitted as a letter, telex or telegram, or by fax, or by email, or by other method of electronic communication, which creates a legible copy of the transferred material, or other presentation of letters, numbers or symbols in a visible form or that may be visually interpreted of the transmitted material.

1.2.	Subject to the aforementioned in Subsection (A) above, the words and terms in these Articles of Association shall have the meaning ascribed to them at such time in the Companies Law, unless such meaning stands in contradiction to the subject matter or to its context; words in singular shall include plural, and vice versa; words in masculine form shall include feminine form, and vice versa; words applicable to persons shall include incorporated entities; a range of numbers shall be deemed to include the last number of such range.

The Company

Private Company

2.	The Company shall be a private company, and according thereto:

2.1.	Shares of the Company are not registered for trade on the stock market and are not held by the public;

2.2.	Shares of the Company have not been offered to the public according to a prospectus as defined in the Securities Law, and are not held by the public;

2.3.	The right to transfer shares of the Company is limited under conditions set forth in these Articles of Association hereunder;

2.4.	The number of shareholders of the Company at any time (excluding Company employees or former employees who were shareholders at the time of their employment and continue to be shareholders of the Company) is limited to fifty; with respect to this Subsection (4), two or more persons who together hold a share or shares of the Company, shall be deemed a single shareholder.

Purposes of the Company

3.	The purpose for which the Company was founded is to engage in any type of lawful business.

Company’s Share Capital

4.	The Company's share capital is NIS 100,000 divided into 100,000 ordinary shares of NIS 1 par value each.

Translation from Hebrew

Liability of the Shareholders

5.	Liability of the shareholders of the Company for the Company's debts shall be limited in the following manner: (A) if the shares have a par value, the liability of each shareholder towards the Company's debts shall be limited to payment of the par value of the shares in his possession; (B) if, at any given time, the Company shall issue shares with no par value, the liability of the shareholders shall be limited to the total amount they were required to pay the Company according to the terms of issuance, for each one of the shares issued to them.

Amendment of these Articles of Association

6.	The Company is entitled to amend its Articles of Association by resolution passed by regular majority in the General Meeting of the Company.

7.	These Articles of Association shall not be amended in a manner that may prejudice the rights of any class of shares without the approval of a meeting of the shareholders of the same class of shares. Special rights granted to the shareholders or class of shares, issued with preference rights or other special rights, shall not be deemed amended by the creation or issuance of additional shares equal in rank, unless stipulated otherwise in the issuance terms of such shares.

8.	Notwithstanding the aforementioned in this chapter, amendment of these Articles of Association requiring a shareholder to purchase additional shares or to increase the scope of his liability shall not obligate the shareholder without his consent.

The Purpose of the Company

9.	The purpose of the Company is to act according to business considerations to maximize its profits, and it is also entitled to donate a reasonable amount to a worthy cause, even if the donation is not within the framework of business considerations as set forth above.

The Company’s Structure

The Company’s Organs

Division of authorities between the principal organs

10.

10.1.	The General Meeting may assume authorities granted to another organ, all for a specific matter, or specific period of time.

10.2.	The Board of Directors may assume authorities granted to the General Manager, all for a specific matter, or specific period of time.

10.3.	In the event the Board of Directors is unable to exercise its authorities and exercise of such authorities is critical for the proper management of the Company, the General Meeting may exercise such authority so long as the Board of Directors is unable to do so, provided the General Meeting has determined that the Board of Directors is actually unable to do so and that exercise of the authority is critical as set forth above.

Translation from Hebrew

10.4.	In the event the General Meeting assumed or exercised authorities granted according to the Companies Law to the Board of Directors, the shareholders shall be responsible and liable for the duties and obligations of the Directors with respect to such exercise of authorities, mutatis mutandis, with attention to their holdings in the Company, their participation in the Meeting and their way of voting.

11.	The Board of Directors is entitled to instruct the General Manager on how to act in a certain matter. In the event the General Manager does not comply with the instruction, the Board of Directors shall be entitled to exercise the authority required for performing the instruction instead.

12.	In the event the General Manager is unable to exercise his authorities, the Board of Directors shall be entitled to exercise them instead.

The General Meeting

13.	The Company shall hold an annual meeting of the shareholders every year and no later than upon the lapse of fifteen months from the previous annual meeting. The annual meetings shall be referred to as “Annual Meetings”, while all other meetings of the Company shall be referred to as “Special Meetings”. The Annual Meeting and Special Meetings shall be referred to as “General Meetings”. The provisions of the following chapters: assembling meetings, legal quorum, voting at General Meetings and manner of voting, shall apply mutatis mutandis to class meetings of shareholders, in so far as the Company is required to hold them.

14.	The Company shall not be obligated to assemble an Annual Meeting, unless necessary for the appointment of the auditor; however, the Company shall be obligated to assemble an Annual Meeting at the request of one of the shareholders or Directors, and if it does not do so, the provisions of Section 62 of the Companies Law shall apply. If no Annual Meeting is held, the Company shall send out to the shareholders registered in the Register of Shareholders, once per year, the financial statements as set forth in Section 172 of the Companies Law no later than the final date on which it was supposed to hold an Annual Meeting.

Authorities of the General Meeting

15.	Resolutions on the matters listed hereunder shall be adopted by the General Meeting:

15.1.	Amendments to the Company’s Articles of Association as set forth in Articles 6 to 8 above.

15.2.	Exercise of authorities of the Board of Directors as set forth in Articles 10.3 and 10.4 above.

15.3.	Appointment of the Company’s auditor, the terms of his engagement and termination of his engagement, in accordance with the provisions of Sections 154 thru 167 of the Companies Law.

15.4.	Approving actions and transactions requiring approval of the General Meeting, in accordance with the provisions of Section 255 and 268 thru 272 of the Companies Law.

Translation from Hebrew

15.5.	Increasing and reducing the registered share capital, in accordance with Sections 286 and 287 of the Companies Law.

15.6.	Mergers as set forth in Section 320(A) of the Companies Law.

15.7.	Appointment of Directors at the Annual General Meeting.

15.8.	Dismissal of Directors in accordance with Article 39 hereunder.

15.9.	The Meeting is entitled to determine a compensation for each Director for serving as a Director.

Assembling Meetings

16.	The Company’s Board of Directors shall assemble an Annual Meeting in accordance with the provisions of Article 13 above.

17.

17.1.	The Company’s Board of Directors is entitled to assemble, whenever deemed appropriate, a Special Meeting and is obligated to assemble a Special Meeting at the request of each of the following: (1) one of the Directors (2) one or more of the shareholders, holding at least ten percent of the issued share capital and at least one percent of the voting rights in the Company (3) one or more of the shareholders, holding at least ten percent of the voting rights in the Company.

17.2.	In the event the Board of Directors is required to assemble a Special Meeting, it shall do so within twenty one (21) days from the date it received the request, for a date determined in the invitation or notice.

17.3.	In the event the Board of Directors did not assemble a Special Meeting as required in Subsection 17.1 above within twenty one (21) days of the date of submitting such request, the requesting party may – and when it is a number of shareholders – also part of them holding more than half of their voting rights may, assemble the Meeting himself, provided that the Meeting assembled in such manner shall not be held later than three months from the date of submitting the request, and it shall be assembled, as far as possible, in the same manner as Meetings are assembled by the Board of Directors. In the event a Meeting was assembled according to the request of a requesting party as set forth above, the Company shall cover all of the reasonable expenses incurred by the requesting party and the other Directors responsible for not assembling the Meeting shall be obligated to return such expenses to the Company.

Agenda at Meetings

18.	The agenda at the Annual Meeting shall include a discussion of the financial statements and the report of the Board of Directors, appointment of the auditor, appointing Directors, discussing matters requiring assembly of the Annual Meeting as set forth in Article 14 above and discussion of all other matters that are to be discussed at the Annual Meeting of the Company according to the Companies Law and these Articles of Association.

Translation from Hebrew

19.

19.1.	The agenda at the General Meeting shall be set by the Board of Directors and include matters for which the Special Meeting was assembled as set forth in Article 17 above. Every shareholder who holds at least one percent of the voting rights at the General Meeting is entitled to request the Board of Directors to include any matter in the agenda of the General Meeting to be assembled in the future, provided such matter is appropriate for discussion at the General Meeting.

19.2.	Resolutions of the General Meeting shall be adopted only on matters specified on the agenda.

20.

20.1.	An invitation to the General Meeting shall be delivered to all those entitled to participate by way of personal notice, at least seven days prior to the date of assembly and no more than forty five days prior to the date of assembly. The day of the Meeting shall not be taken into consideration for the number of days.

20.2.	The invitation to the General Meeting shall indicate the date and place where the meeting shall be held as well as the agenda and reasonable detail of the matters for discussion. In the event that an amendment of these Articles of Association is on the meeting's agenda, the proposed version of amendment shall be described.

21.

21.1.	A resolution may be adopted by the General Meetings without an invitation and without an assembly provided the resolution is adopted unanimously by all of the shareholders entitled to vote in the General Meeting.

21.2.	The Company is entitled to hold a General Meetings through the use of all methods of communication, so that all participating shareholders are able to hear each other simultaneously.

Legal Quorum

22.	No discussion in any matter shall be held at the General Meeting unless a legal quorum is present within half an hour of the time designated for opening the Meeting. The legal quorum is the presence of at least one or more shareholders holding at least fifty percent of the voting rights. A resolution adopted without the presence of a legal quorum shall be void.

23.	In the event that a legal quorum is not present within half an hour from the time set for the General Meeting, the Meeting shall stand adjourned for one week, to the same day, same time and same place or to a later time if such time was indicated in the invitation to or notice of the Meeting.

24.	In the event a legal quorum is not present at the adjourned meeting as set forth in Articles 23 above and 25 below, within half an hour from the time set, the Meeting

Translation from Hebrew

shall be held with any number of participants unless the General Meeting was assembled according to the request of the shareholders as set forth in Article 17.1 above, then in such case the adjourned Meeting shall be held only if shareholders holding at least ten percent of the issued share capital and one percent of the voting rights in the Company or shareholders holding at least ten percent of the voting rights in the Company are present

25.

25.1.	A General Meeting with a legal quorum present may resolve to adjourn the Meeting, the discussion or the resolution on a certain matter specified on the agenda to a later time and place as it shall determine. In the event a General Meeting is adjourned as set forth above for over twenty one days, notices and invitations for the Meeting shall be delivered in the same manner a Meeting is first announced. Except for as set forth above, a shareholder shall not be entitled to receive any notice regarding the adjourned Meeting or the matters discussed at such adjourned Meeting.

25.2.	At the adjourned Meeting assembled as set forth in Subsection 25.1 above, no matters shall be discussed, except a matter that was on the agenda of the adjourned General Meeting and was not resolved.

Chairman of the Meeting

26.	Every General Meeting shall appoint a chairman for that Meeting out of the shareholders participating at the Meeting. Appointment of the chairman of the Meeting shall be at the beginning of the Meeting opened by the Chairman of the Board of Directors or by a Director authorized by the Board of Directors to do so.

Voting at the General Meeting

27.	Each share of the Company shall entitle its holder to one vote at the General Meeting.

28.	Resolution at the General Meeting shall be adopted by counting votes.

Manner of Voting at the Meeting

29.	Each shareholder is entitled to vote in person or by proxy, as set forth in Article 30 hereunder, or by using a voting form as set forth in Article 31 hereunder.

30.

30.1.	Appointment of a proxy shall be in an appointment document, signed by the appointer. The proxy's appointment document shall be deposited at the Registered Office or any other place, as generally determined by the Board of Directors from time to time, or with respect to a specific incident – at least forty eight hours before the time set for the Meeting in which the person named in such document is meant to vote; a proxy's appointment document to vote at a Meeting shall be deemed to include authority to request or participate in a request of a secret ballot as set forth hereunder on behalf of the appointer. A proxy does not have to be a shareholder of the Company. The proxy's appointment document shall be made in the following form or in a form as similar as the circumstances allow:

“I                      from                      as a shareholder of                      hereby appoint                      from                      as my proxy to vote in my name and stead under                      * shares of                      ** class held by me at the General Meeting of the Company to be held on                      of                      in the year                     .

In witness hereof I have signed this                      of                      in the year

Signature

*	Note the number of shares

**	Note the class of shares.”

Translation from Hebrew

30.2.	A Vote by a proxy according to the appointment document shall be lawful even if prior to the event the appointing shareholder dies, becomes opinion-less or mentally ill or cancels the appointment document, unless a written notice is received at the Registered Office prior to the Meeting stating that the appointer has died, became opinion-less, mentally ill, or has cancelled the appointment document, however in the event of a secret ballot, the written notice regarding cancellation of the proxy’s appointment shall be valid, if signed by the appointing shareholder and received at the Office no later than one hour prior to the commencement of voting. A proxy's appointment document shall expire upon the lapse of 12 months from the date it was signed.

The voting form shall be sent by the Company to all of its shareholders and each shareholder shall be entitled to designate its vote and send it to the Company. A voting form received at the Company no later than the last date set therefore shall be deemed attendance at the General Meeting for purpose of the legal quorum provisions as set forth in Article 22 above. A voting form received at the Registered Office with respect to a certain matter not voted on at the General Meeting shall be deemed abstaining from vote at such Meeting with respect to the resolution to hold an adjourned meeting as set forth in the provisions of Article 25 above, and it shall be counted at the adjourned meeting held as set forth above.

31.	Resolutions on matters being voted on at General Meetings shall be adopted by show of hands unless a secret ballot has been requested – whether prior and whether after declaring the results of the vote by showing of hands – in writing by the chairman of the Meeting or by at least two present shareholders, or by shareholders (present in person or by proxy) holding at least twenty percent of the issued share capital of the Company. If a secret ballot is requested in the above manner – the voting shall be held immediately, and its results will be considered as the Meeting's resolution where a secret ballot was requested. A request for a secret ballot shall not prevent the continuation of the Meeting to discuss any matter, except for the matter with respect to which the secret ballot was requested.

32.	In the event two or more jointly hold a share, the vote of the head of the joint holders shall be accepted at every ballot, whether in person and whether by proxy and whether by voting form, without considering the other registered joint holders of the share, and for this purpose the head of the joint owners shall be the person whose name is listed first in the Register of Shareholders.

Translation from Hebrew

33.	The Board of Directors as well as the person who required the Board of Directors to assemble a Special Meeting as set forth in Article 17.1 above, are entitled to write to the shareholders, through the Company, in order to convince them regarding their vote on matters listed in Section 87(A) of the Companies Law that are brought to vote at such Meeting; the Company shall send such position notice to the shareholders at its own expense, together with the voting form for such Meeting. In the event a General Meeting is assembled, and on its agenda is a matter of the matters listed in Section 87(A) of the Companies Law, a shareholder of the Company is entitled to approach the Company and request that it will send a position notice on his behalf to the other shareholders of the Company; such position notice shall be at the expense of the Company. The Board of Directors of the Company is entitled to send a position notice to the shareholders in response to a position notice sent as set forth above or in response to another appeal to the shareholders of the Company.

34.	The declaration of the chairman of the Meeting whereby a resolution of the General Meeting has been adopted or objected, unanimously or by majority, shall be prima facie evidence to the contents of such declaration.

Written Resolution

35.	Subject to the provisions of the Law, any written resolution signed by all of the shareholders of the Company entitled to vote in the General Meeting shall be valid and in effect as a resolution adopted at the General Meeting of the Company, or at a General Meeting lawfully called and assembled for purpose of adopting such resolution. Such resolution may be made up of several documents of the same form each one signed by one or more shareholders.

Minutes of the General Meetings

36.

36.1.	The Company shall prepare minutes of the proceedings at General Meetings and shall keep them at its Registered Office, for a period of seven years from the date of the Meeting. Minutes signed by the chairman of the Meeting constitute prima facie evidence of the context thereof.

36.2.	The register of minutes of the General Meetings shall be kept at the Registered Office and shall be open to review of the shareholders of the Company, and a copy thereof shall be sent to every shareholder requesting so.

36.3.	Each minute shall be brought for an approval at the next General Meeting pursuant to the Meeting to which it relates.

Adopting Resolutions

37.	Unless a different majority is set in the Law, resolutions of the General Meeting shall be adopted by regular majority.

Translation from Hebrew

The Board of Directors

38.	The number of Directors shall be as determined by the Annual Meeting and shall not be less than one Director and shall not exceed ten Directors.

39.	The directors shall be appointed by the General Meeting and their tenure shall last until the end of the first Annual Meeting held after the date of appointment, however the Annual Meeting is entitled to determine that the tenure of the Directors, all or some, shall be for a longer period. Notwithstanding the aforementioned, in the event the Annual Meeting assembled, inter alia, to appoint Directors did not appoint Directors, the current Directors shall continue their tenure past the date of such Meeting. Directors whose tenure has finished may be reappointed. A General Meeting shall be entitled to dismiss Directors at any time provided that the Director has been given a reasonable opportunity to explain his position to the General Meeting.

40.	A Director’s tenure shall start at the time of his appointment, unless determined otherwise in a notice according to Article 39 above that his tenure shall start at a later date than the date of the notice.

41.	A corporation shall be eligible to serve as a Director.

42.	A Director may appoint a substitute Director, provided that no alternate director who is not eligible to serve as a Director or whoever is serving as a Director or substitute Director of the Company will be appointed. A Director who has appointed a substitute Director shall be entitled to cancel the appointment at any time. The position of a substitute Director shall become vacant upon a written notice to the Company regarding his resignation or upon vacating, for any reason, the position of Director who appointed such substitute Director. Every appointment and cancellation of a tenure as a substitute Director shall be made by written notice or fax delivered to the Company at least two business days prior to the date set for the upcoming meeting of the Board of Directors.

43.	No training is required for a Director.

44.	In addition to what is set by of the Companies Law with respect to limitations on the appointments and the expiration of Directors' tenure, the tenure of a Director shall expire prior to the lapse of the term for which he was appointed in each of the following events:

44.1.	In the event the Director resigned or was removed;

44.2.	In the event the Director was convicted of one of the offences set forth in Section 232 of the Companies Law;

44.3.	In the event the Director is declared bankrupt, and if it is a corporation – resolved to voluntarily wind-up or a winding-up has been granted against it;

44.4.	In the event the Director passes away, and if it is a corporation – upon winding-up of the corporation;

Translation from Hebrew

44.5.	In the event the Director has been removed from position by a court of law;

44.6.	In the event the Director is declared legally incompetent;

44.7.	If the Director has gone insane or became mentally ill.

45.	The first Directors of the Company are those appointed upon establishment of the Company and who have granted a declaration as set forth in Section 8 of the Companies Law. Tenure of the first Directors shall end at the end of the General Meeting.

Authorities of the Board of Directors

46.	The Board of Directors shall outline the Company's policy and shall supervise the fulfillment of the position of the General Manager and his actions, including-

46.1.	Determine the Company’s plan of action, its financing principals and their prioritization;

46.2.	Check the financial condition of the Company, and determine the credit line the Company is permitted to incur;

46.3.	Determine the organizational structure and wages policy for the Company;

46.4.	May decide on issuance of series of debentures, according to the provision of Section 289 of the Companies Law;

46.5.	Be responsible for preparing and approving the financial reports, as set forth in Section 171 of the Companies Law;

46.6.	Report to the Annual Meeting regarding the condition of the Company's affairs and the business results as set forth in Section 173 of the Companies Law;

46.7.	Appoint and dismiss the General Manager as set forth in Section 250 of the Companies Law;

46.8.	Decide on actions and transactions requiring approval according to these Articles of Association or according to Sections 255 and 268 thru 275 of the Companies Law;

46.9.	May allocate shares and securities convertible into shares up to the limit of the Company’s registered share capital, according to Section 288 of the Companies Law;

46.10.	May decide on the distribution of dividends as set forth in Sections 307 and 308 of the Companies Law;

46.11.	Express its opinion regarding a special acquisition offer as set forth in Section 329 of the Companies Law;

46.12.	Determine the compensation of the auditor for performing the audit and for additional activities;

46.13.	May appoint a secretary for the Company according to conditions deemed appropriate. The Board of Directors may also appoint a deputy secretary

Translation from Hebrew

that shall be considered as a secretary during the term of his appointment. The Company's secretary, if appointed, shall be authorized to submit any document and any report that need to be submitted to the Registrar of Companies.

46.14.	The Company may determine in these Articles of Association additional matters that shall be decided solely by the Board of Directors.

47.	An authority of the Company that was not granted under the Law or under these Articles of Association to another organ shall be performed by the Board of Directors.

Chairman of the Board of Directors

48.

48.1.	The Board of Directors shall choose one of its members as chairman of the Board of Directors.

48.2.	Chairman of the Board of Directors will conduct the meetings of the Board of Directors.

48.3.	In the event that the chairman of the Board of Directors is absent from any meeting, the Board of Directors shall choose one of its members to conduct the meeting and sign the minute of the discussion, however the person appointed shall not have an additional vote at the ballots of the Board of Directors.

Assembling meetings of the Board of Directors

49.	The Board of Directors shall assemble for meetings according to the Company's needs, and at least once per year.

50.

50.1.	The chairman of the Board of Directors is entitled to assemble the Board of Directors at any time.

50.2.	The Board of Directors shall hold a meeting, on a specified matter, according to the request of any of the following:

50.2.1.	Two Directors, and if the Company’s Board of Directors has no more than five Directors at such time – one Director.

50.2.2.	One Director – if the Board of Directors learns of any matter of the Company where there has been an alleged violation of law or proper business conduct.

50.3.	The chairman of the Board of Directors shall assemble the Board of Directors:

50.3.1.	According to a request as set forth in Subsection 50.2 above, or;

50.3.2.	If a notice or report from the General Manager requires an action of the Board of Directors as set forth in Article 68.4 hereunder, or;

50.3.3.	Due to a notice of the Company’s auditor regarding material deficiencies in the Company’s bookkeeping as set forth in Article 130(A) hereunder.

Translation from Hebrew

50.4.	In the event a meeting of the Board of Directors is not assembled within fourteen days from the date of the Directors’ request as set forth in Subsection 50.2 above, or within fourteen days from the date of receiving the notice or report of the General Manager, as set forth in Subsection 50.3.2 above, or from the date of the auditor’s notice as set forth in Subsection 50.3.3 above, each one of the Directors, the General Manager and the auditor shall be entitled to assemble a meeting of the Board of Directors to discuss the matter specified in the request, notice or report, as applicable.

Meetings of the Board of Directors and their manner of conduct

51.	The agenda of the Board of Directors meetings shall be set by the chairman of the Board of Directors, and it shall include:

51.1.	Matters set by the chairman of the Board of Directors;

51.2.	Matters set, in accordance with Article 50 above;

51.3.	Any matter that a Director or the General Manager has requested the chairman of the Board of Directors, within a reasonable amount of time prior to assembling the meeting, to include in the agenda;

52.

52.1.	A notice regarding a meeting of the Board of Directors shall be delivered to all members of the Board of Directors within a reasonable amount of time prior to the date of the meeting.

52.2.	A notice according to Subsection 52.1 above shall be delivered to the address of the Director provided in advance to the Company, and shall note the time and place of the assembly of the meeting, as well as a reasonable description of all matters on the agenda.

52.3.	The Board of Directors is entitled to hold meetings without an assembly, through the use of communication devices, provided all participating Directors are able to hear each other simultaneously.

52.4.	With the consent of all Directors, the Board of Directors may assemble for a meeting without any notice.

53.

53.1.	The Board of Directors may adopt resolutions without actual assembly, provided all Directors eligible to participate in the discussion and vote on the matter at hand have agreed not to assemble a meeting on such matter.

53.2.	In the event resolutions were adopted as set forth in Subsection 53.1 above, minutes of the resolutions shall be made, including the resolution not to assemble, and shall be signed by the chairman of the Board of Directors.

53.3.	The provisions of Article 59 hereunder and the relevant provisions in these Articles of Association regarding minutes at meetings of the Board of Directors shall apply, mutatis mutandis, to resolutions according to Subsection 53.1.

Translation from Hebrew

53.4.	The chairman of the Board of Directors is responsible for fulfilling the provisions of this Article.

Legal Quorum

54.	The legal quorum for holding a meeting of the Board of Directors is a majority of the members of the Board of Directors.

Voting at the Board of Directors

55.	At a ballot of the Board of Directors, each Director shall have one vote.

56.	A Director, in such capacity, shall not be a party to a voting agreement and any voting agreement shall be deemed breach of fiduciary duty.

57.	Resolutions of the Board of Directors shall be adopted by regular majority; in the event of equilibrium, the chairman of the Board of Directors shall not have an additional or casting vote.

Defects in assembling a meetings of the Board of Directors

58.

58.1.	A resolution adopted at a meeting of the Board of Directors assembled without fulfilling the prerequisites for its assembly may be cancelled at the request of any of the following:

58.1.1.	A Director that was present at the meeting provided that he demanded, prior to adopting the resolution, to avoid adopting the resolution with respect to which there was a defect;

58.1.2.	A Director who was not present at the meeting but who was entitled to be invited to the meeting, if he asked to retract the resolution within a reasonable amount of time after learning of the resolution and no later than the first meeting of the Board of Directors held after learning of the resolution;

58.1.3.	In the event the aforementioned defect relates to the notice regarding the time or place of assembly, a Director present at the meeting shall not be entitled to request to cancel the resolutions notwithstanding the aforementioned defect.

58.2.	A defect as set forth in Subsection 58.1 above shall not prejudice the validity of an action carried out on behalf of the Company in the event the party towards which the action was carried out did not know and was not supposed to know about the defect.

Minutes at meetings of the Board of Directors

59.

59.1.	The Company shall prepare minutes of the proceedings at meetings of the Board of Directors, and shall keep them at the Registered Office or at a

Translation from Hebrew

different address in Israel, of which it has notified the Registrar of Companies, for a period of seven years from the date of the meeting.

59.2.	Minutes approved and signed by the Director conducting the meeting, shall constitute prima facie evidence of its context.

Committees of the Board of Directors

60.

60.1.	The Board of Directors is entitled to establish committees of the Board of Directors.

60.2.	Only members of the Board of Directors shall serve on committees of the Board of Directors that have been delegated authority by the Board of Directors.

60.3.	Non-members of the Board of Directors shall be entitled to serve on committees of the Board of Directors that have been authorized solely to advise or provide recommendations to the Board of Directors.

61.

61.1.	The Board of Directors may not delegate any of its authorities to a committee of the Board of Directors on the following matters:

61.1.1.	Setting fiscal policy for the Company;

61.1.2.	Distribution and acquisition, except for acquisition of shares of the Company, according to a framework predefined by the Board of Directors;

61.1.3.	Setting the opinion of the Board of Directors on a matter requiring the approval of the General Meeting;

61.1.4.	Granting opinion as set forth in Section 329 of the Companies Law with respect to a special acquisition offer;

61.1.5.	Appointment of Directors, if the Board of Directors is entitled to appoint them;

61.1.6.	Issuance or allocation of shares or securities convertible into shares or exercisable into shares, or of series of debentures, except for as set forth in Section 288(B) of the Companies Law;

61.1.7.	Approving financial statements;

61.1.8.	Board of Directors’ approval of transactions and actions requiring the approval of the Board of Directors according to the provisions of Sections 255 and 268 thru 275 of the Companies Law.

61.2.	The Board of Directors is entitled to establish committees on matters specified in Subsection 61.1 solely for the purpose of providing advice.

62.	The Board of Directors is entitled to annul a resolution of a committee appointed by it; however such annulment shall not prejudice the validity of such resolution of the committee acted on by the Company towards any other person, not knowledgeable of such annulment.

Translation from Hebrew

63.

63.1.	A resolution adopted or action taken by a committee of the Board of Directors according to an authority delegated to it from the authorities of the Board of Directors shall be deemed as a resolution adopted or action taken by the Board of Directors.

63.2.	A committee of the Board of Directors shall regularly report to the Board of Directors regarding its resolutions or recommendations.

63.3.	The Board of Directors is entitled to annul a resolution of a committee appointed by it.

63.4.	The provisions of these Articles of Association with respect to the chairman of the Board of Directors, assembling and conducting meetings of the Board of Directors, voting at the Board of Directors, minutes and meetings of the Board of Directors and to the defects in assembling meetings of the Board of Directors, shall apply, mutatis mutandis, also to assembling and conducting meetings of the committees.

Director’s Rights

64.

64.1.	Each Director has the right to examine the Company's documents and records, receive copies thereof, and examine the Company's assets, in so far as necessary for fulfilling its duties as a Director.

64.2.	The Company may prohibit a Director from examining a Company's document or asset, if the Board of Directors believes the Director is acting in bad faith or if such examination may harm the interests of the Company.

64.3.	For performing its duty, a Director is entitled, under special circumstances, to receive professional counsel at the expense of the Company in the event such expense has been approved by the Company’s Board of Directors or by a court of law.

The General Manager

65.

65.1.	The Board of Directors may appoint and dismiss the General Manager at any time.

65.2.	In the event no General Manager has been appointed, the Company shall be managed by the Board of Directors.

65.3.	The Company may appoint one or more General Managers.

66.	The General Manager is responsible for current management of the Company's matters within the framework of policy set by the Board of Directors and subject to its instructions.

Translation from Hebrew

67.

67.1.	The General Manager shall have all management and execution authorities not granted under the Companies Law or these Articles of Association to another organ of the Company, and he shall be subject to the supervision of the Board of Directors.

67.2.	The General Manager is entitled, with the approval of the Board of Directors, to delegate to another, under his supervision, from its authorities.

68.

68.1.	The General Manager is obligated to notify the chairman of the Board of Directors regarding any irregular matter that is material to the Company; in the event the Company does not have a chairman to the Board of Directors or the chairman of the Board of Directors is unable to fulfill his duties, the General Manager shall notify all members of the Board of Directors in such regard.

68.2.	The General Manager shall present to the Board of Directors reports on subjects, at times and in scope as determined by the Board of Directors.

68.3.	The chairman of the Board of Directors is entitled, at any time, at his own initiative or according to a resolution of the Board of Directors, to request reports from the General Manager regarding matters pertaining to business of the Company.

68.4.	In the event a notice or a report of the General Manager requires action of the Board of Directors, the chairman of the Board of Directors shall assemble a meeting of the Board of Directors without delay.

Officers of the Company

69.	Officers of the Company, who are not Directors or the General Manager, shall be appointed and dismissed by the Board of Directors.

Transactions of the Company with an Officer

70.	The Board of Directors shall be authorized to approve, subject to the provisions of the Law, a transaction of the Company with an Officer of the Company that is not an extraordinary transaction as well as a transaction of the Company with another person that an Officer of the Company holds personal interest in, which is not an extraordinary transaction. For purpose of this Article an Officer of the parent company as well as of fully owned and controlled subsidiary will not be considered as having personal interest in a transaction between the parent company and the subsidiary, solely due to his capacity as an Officer of both companies.

71.	Subject to the provisions of the Law, as in force at such time:

71.1.	The Company may engage with another person in which an Officer of the Company has a direct or indirect personal interest, and;

Translation from Hebrew

71.2.	The Officer of the Company may engage with the Company in a transaction in which he has a direct or indirect personal interest.

Exemption, Indemnification and Insurance

72.	Exemption

Subject to the provisions of the Companies Law, the Company is entitled, in advance and retroactively, to exempt its Officer, from liability, in full or in part, for damage caused by breach of its duty of care towards the Company. Notwithstanding the aforementioned, the Company may not exempt in advance a Director from his liability due to breach of his duty of care in distribution.

73.	Insurance

Subject to the provisions of the Companies Law, the Company is entitled to engage under contract to insure the liability of an Officer of the Company, for obligations imposed on it due to action performed under the capacity of an Officer of the Company, in any of the following:

73.1.	Breach of duty of care towards the Company or towards any other person;

73.2.	Breach of fiduciary duty towards the Company, provided that the Officer of the Company acted in good faith and had reasonable grounds to assume his actions would not harm the interests of the Company;

73.3.	Financial obligation imposed on him in favor of another person;

73.4.	Any other event for which it is permitted and/or will be permitted to insure liability of an Officer of the Company.

74.	Indemnification

Subject to the provisions of the Companies Law, the Company may indemnify in retrospect its Officer, for obligations or expenses as specified in Articles 74.1 thru 74.3 hereunder, which were imposed or expended due to an action carried out under his capacity as an Officer of the Company:

74.1.	Financial obligation imposed on him in favor of another person according to court ruling, including ruling granted in settlement or an arbitrator’s verdict approved by a court of law;

74.2.	Reasonable legal expenses, including attorney’s fees, expended by an Officer of the Company due to investigation or proceeding conducted against him by an authority authorized to conduct an investigation or proceeding, and which concluded without submitting an indictment against him and without imposing financial obligations as an alternative to criminal proceedings, or that was concluded without submitting an indictment against him but with imposing financial obligation as an alternative to criminal proceedings for an offence that does not require proof of criminal intent; in this paragraph-

Conclusion of proceedings without submitting an indictment on a matter under criminal investigation – means closing the case according to Section

Translation from Hebrew

62 of the Criminal Procedure Law [Combined Version], 5742-1982 (hereinafter in these Articles: “Criminal Procedure Law”), or stay of proceedings by the legal advisor to the government according to Section 231 to the Criminal Procedure Law;

“Financial obligation as an alternative to criminal proceedings” – financial obligation imposed according to law as an alternative to criminal proceedings, including administrative fine according to the Administrative Offences Law, 5746-1985, a fine for an offence designated as a fine offense according to the provisions of the Criminal Procedure Law, economic sanction or fine.

74.3.	Reasonable legal expenses, including attorney’s fees, expended by an Officer of the Company or imposed by a court of law, in a proceeding filed against him by the Company or on its behalf or by another person, or in a criminal indictment from which he was acquitted, or in a criminal indictment in which he was convicted of an offence that does not require proof of criminal intent (as such term is defined in Section 20 of the Penal Law, 5737-1977).

75.	The Company is also entitled to undertake in advance to indemnify its Officer for any obligation or expense as specified in Article 74.1, provided that the indemnification undertaking is limited to events that in the opinion of the Board of Directors are foreseeable in light of the Company’s actual activity at the time of granting the undertaking to indemnify as well as to an amount or criteria that the Board of Directors has determined are reasonable under the circumstances, and that the undertaking to indemnify shall specify the events that are foreseeable in light of the Company’s actual activity at the time of granting the undertaking to indemnify as well as the amount or criteria that the Board of Directors has determined are reasonable under the circumstances, and the Company is also entitled to undertake in advance to indemnify its Officer, as set forth in Articles 74.2 or 74.3.

76.	The provisions set forth in Articles 72 thru 75 of these Articles of Association do not, and shall not, limit the Company in any way with respect to granting an exemption and/or with respect to engaging under an insurance contract and/or with respect to granting indemnification and/or an undertaking of indemnification, in relation to the Officers of the Company and/or in relation to any person who is not an Officer of the Company, in so far as the exemption from liability and/or insurance and/or indemnification and/or undertaking to indemnify are not against the provisions of the Law.

Company Records

The Registered Office

77.	The Company shall establish a registered office in Israel to which all notices to the Company may be addressed.

78.	The Company shall keep the following documents at its registered office:

78.1.	The Articles of Association of the Company;

Translation from Hebrew

78.2.	Minutes of meetings of the General Meeting, as set forth in Article 36 above;

78.3.	Minutes of meetings of the Board of Directors and its resolutions as set forth in Article 59.1 above;

78.4.	Minutes of meetings of the Committees of the Board of Directors as set forth in Article 63.4 above;

78.5.	Copies of Company's notices to its shareholders from the last seven years;

78.6.	The Company’s financial statements as set forth in Article 135 hereunder;

78.7.	Register of Shareholders, as set forth in Articles 70 thru 82 hereunder;

78.8.	Directors’ registry as set forth in Article 83 hereunder.

79.

79.1.	The Company is entitled to maintain the documents specified in Article 77 above in electronic form, provided those entitled to review them have the possibility to receive copies of the documents.

79.2.	The Company may require a consideration for providing copies as aforementioned, not to exceed the Company’s cost of providing such copies.

Register of Shareholders

80.

80.1.	The Company shall maintain Register of Shareholders that shall be open to the public.

80.2.	A company can maintain an additional Register of Shareholders outside of Israel.

81.

81.1.	The Register of Shareholder shall list:

81.1.1.	With respect to registered shares:

81.1.1.1.	The name, ID number and address of every shareholder, as provided to the Company;

81.1.1.2.	The quantity and class of shares owned by each shareholder, indicated their par value, and if any amount of the consideration set for the share remains unpaid – the amount that has not yet been paid;

81.1.1.3.	The date of issuance of the shares or the date of transfer to the shareholder, as applicable;

81.1.1.4.	In the event the shares have been marked with serial numbers, the Company shall indicate next to the name of each shareholder the serial numbers of the shares registered to its name;

81.1.2.	With respect to bearer shares:

81.1.2.1.	Indicating the fact of issuance of bearer shares, their issuance date and quantity of shares;

Translation from Hebrew

81.1.2.2.	The serial number of the bearer share and of the share certificate;

81.1.3.	With respect to dormant shares, also their number and date when turned dormant, all as known to the Company;

81.1.4.	With respect to shares that do not grant voting rights according to Section 309(B) or according to Section 333(B) of the Companies Law – also their number and date when turned into shares that do not grant voting rights, all as known to the Company.

81.2.	The Company shall maintain all entries made in the Register of Shareholders as set forth in Subsection 81.1 above, and shall update changes thereto as soon as possible from the date it becomes aware of them.

82.	The Company shall change the registration of ownership in the Register of Shareholders with respect to registered shares in any of the following events:

82.1.	The Company receives a written notice of transfer of the share signed by the transfer and by the transferee, and the conditions specified hereunder for transfer of shares have been fulfilled;

82.2.	The Company receives a court order to amend the Register;

82.3.	It was proven to the Company that conditions under law for assignment of the right have been fulfilled;

83.

83.1.	In the event of issuing a share certificate instead of a registered share, the share shall be registered in the Register of Shareholders as a bearer share, and the name of the shareholder shall be erased from the Register of Shareholders.

83.2.	A shareholder lawfully holding a share certificate, may return the certificate to the Company for cancellation and changing to a registered share; upon cancellation the name of the shareholder must be entered in the Register of Shareholders with respect to registered shares, while indicating the number of shares registered to his name.

Directors’ Registry

84.	The Company shall maintain at its registered office a registry of members of the Board of Directors and of substitute Directors that shall be open to the public. The name of an individual serving as Director on behalf of a corporation shall be registered in the Directors’ Registry, as the person serving on behalf of the corporation.

Translation from Hebrew

Shareholder

85.	A shareholder is any person registered as such in the Register of Shareholders, or any person holding a share certificate.

86.	A share may have several joint owners.

87.	A share holder in trust shall notify the Company of his capacity, and the Company shall register him in the Register of Shareholders, indicating the trust, and he shall be considered for purposes of these Articles of Association as the shareholder.

88.

88.1.	A shareholder registered in the Register of Shareholders shall be entitled to receive a certificate from the Company proving his ownership of the share.

88.2.	A certificate as set forth in Subsection 88.1 above shall be provided to a shareholder, at no cost, within a period of two months from his written request and shall specify the number of shares and their serial numbers. Each certificate shall bear the signatures of one director and of the secretary or of another person appointed by the Directors for such purpose.

88.3.	In the event a share is held by a number of joint owners, the Company shall not be obligated to issue more than one certificate for all joint owners, and delivery of such certificate to one of the joint owners shall be deemed delivery to all.

88.4.	A share certificate that is mutilated, destroyed or lost, the Company shall be entitled to issue a new share certificate based on proofs and guarantees as required by the Board of Directors, and in the event the share certificate is mutilated – based on returning the old certificate.

89.	The Company is entitled to issue a share certificate for a fully paid-up share and in such event the provisions of Articles 81-84 shall apply.

Forfeiture and Lien

90.

90.1.	The Board of Directors may forfeit a share allocated by the Company and sell it, in the event the consideration undertaken by the shareholder (hereinafter in these Articles: the “Debtor”), in full or in part, has not been provided at the time and on conditions set forth in these Articles of Association.

90.2.	Shares forfeited as set forth in Subsection (A) above and have yet to have been sold shall be dormant shares.

90.3.	The Debtor shall continue being in debt to the Company, unless the forfeited shares have been sold and the Company received the full consideration undertaken by the Debtor, together with the expenses accompanying the sale.

Translation from Hebrew

90.4.	In the event the consideration received for sale of the forfeited shares exceeds the consideration undertaken by the Debtor, the Debtor shall be entitled to reimbursement of the partial consideration the Debtor gave thereunder, if any, provided the consideration that remains in the hands of the Company does not fall from the full consideration which the Debtor has undertaken, together with expenses accompanying the sale.

90.5.	The Company shall have a lien and first level preferred pledge on all shares not fully paid-up that are registered to the name of any shareholder (severally or together with others) as well as on the proceeds from their sale, as collateral for the payment owed to the Company on such shares.

90.6.	For purpose of exercising the aforementioned lien or pledge, the Directors are entitled to sell the shares subject to the lien as they deem fit, provided no sale shall be performed prior to the date of payment, compliance or performance of such obligations, and after written notice has been provided to that shareholder, or to the one buying the right for the shares as a result of the death or bankruptcy of the shareholder, regarding the intention to sell them and he has not paid the debts, within 7 days of the date of the notice.

Rights and Obligations of the Shareholder

91.	The rights and obligations of the shareholders are as set forth in the Companies Law, these Articles of Association and applicable law.

92.	Shareholders have a right to review the following Company’s documents:

92.1.	Minutes of the General Meetings.

92.2.	Register of Shareholders.

92.3.	A document in the possession of the Company provided that:

92.3.1.	The shareholder has indicated the purpose of his request.

92.3.2.	The document pertains to an action or transaction requiring approval of the General Meeting according to Sections 255, 274-268 of the Companies Law.

92.3.3.	In the event the document is required for purpose of reaching a decision on the agenda of the General Meeting.

92.4.	The Company’s Articles of Association and financial statements and to receive, per its request, a copy of the Articles of Association and a copy of the financial statements.

92.5.	Any document that the Company is required to submit according to the Companies Law and according to any applicable law to the Registrar of Companies, which is open to the public at the Registrar of Companies.

93.

The Board of Directors is obligated, according to the request of one or more shareholders, holding at least ten percent of the voting power in the Company, to provide a notice, approved by the auditor of the Company, with a complete list of all

Translation from Hebrew

payments made by the Company to each of the Directors and of the obligations to make payments taken upon itself, including with respect to retirement benefits, during each one of the previous three years for which the Company prepared financial statement; the amount shall also include payments received by a Director while serving as an officer of a subsidiary of the Company.

94.	Every shareholder is entitled to participate and vote in the General Meeting, subject to the provisions of these Articles of Association regarding the voting rights attached to each share.

95.	Shareholders are entitled to enter into voting agreements between them, subject to the obligations imposed on them according to the Companies Law.

96.	Shareholders entitled to dividends are the shareholders at the time of resolving to distribute the dividends or at a later date if a later date is set in such resolution.

97.	Every shareholder is entitled to receive dividends, according to the rights attached to each share, if it has been resolved to distribute dividends as set forth in these Articles of Association.

98.	A shareholder shall not be entitled to receive dividends or exercise any right as a shareholder, unless he has settled all payment obligations imposed from time to time applicable to his shares whether or not he holds them alone, or jointly with others, together with interest and expenses, if any.

Issuance and Transfer of Securities

Allocation

99.	At every allocation of shares each shareholder shall be offered shares according to the proportion of his holding in the issued share capital.

100.	The Board of Directors may offer another person the shares that a shareholder refused to purchase or declined to respond to an offer to purchase them by the last date set therefor in the offer.

101.	All new share capital meeting the conditions for share allocation shall be deemed part of the original share capital and shall be subject to the same Articles with respect to settling payment calls, transfer, transferability etc applicable to the original share capital.

102.	The Company shall not allocate a share for which the consideration, in full or in part, is not to be settled in cash, unless such consideration for the share was specified in a written document.

103.	In the event that allocation terms of shares do not specify a date for payment of any part of the price that needs to be paid therefor, the Board of Directors shall be entitled to demand from time to time payments from the shareholders for money yet to have been settled for the shares they hold, and every shareholder shall be obligated to pay to the Company the amount required from him, provided he receives an advance notice of 14 days regarding the time and place of payment, at the time and place determined as set forth above. Payment call may be cancelled or deferred to a later date, all as determined by the Board of Directors.

Translation from Hebrew

104.	In the event a payment call or installment due on account of a share are not paid until the settlement date or earlier, the shareholder or the person the share was allocated to will be obligated to pay interest on the payment call amount or on the installment according to the rate determined by the Board of Directors, as of the date designated for settlement and ending on the settlement date, however the Board of Directors may waive all or part of the interest.

105.	Any amount that according to the allocation terms of a share must be settled at the allocation time or on a set date, whether on account of the amount of the share or for a premium, shall be deemed for purpose of these Articles of Association as a payment call lawfully made and the settlement date is the date set for payment, and in the event of nonpayment the provisions of these Articles of Association regarding payment of interest and expenses, forfeiture of shares etc as well as all other provision of these Articles of Association relating to the matter shall apply as if this amount was lawfully demanded and as if a notice was provided as set forth above.

106.	The Board of Directors is entitled, if it deems appropriate, to accept from the shareholder wishing to pay upfront all the monies or part of them due on account of his shares, in addition to amount that need to be paid in practice, and the Board of Directors is also entitled to pay interest to the shareholder on the amounts paid upfront as set forth above or on that part thereof that exceeds the amount which at such time is required on account of the shares with respect to which upfront payment was made at the rate agreed to by the Board of Directors and the shareholder. This rate shall not be greater than the interest on overdrawn accounts at Bank Hapoalim Ltd. for return debt accounts or checking account, the higher of the two.

Transfer of Shares and Delivery

107.

107.1.	A part of a share may not be transferred, however a share may have several joint owners, and each one of them shall be entitled to transfer his right.

107.2.	Every transfer of shares shall be done by share transfer deed. Such share transfer deed shall relate to one class of shares only, unless the Board of Directors agrees otherwise.

107.3.	A shareholder shall not sell and not transfer shares in the Company before he has offered them first to the other shareholders and they shall have a right of first refusal to purchase them before any other person, and only if the other shareholders decline to purchase them, he shall be entitled to sell them to others as set forth hereunder: [may be stipulated - amend]

107.4.	In the event a member (hereinafter: the “Offering Member”) wishes to sell or transfer all or part of his shares in the Company (hereinafter: the “Offered Shares”), he must provide written notice thereof to the other members specifying the number of Offered Shares, the price of the Offered Shares, the payment terms and the name of the purchaser interested in purchasing all the Offered Shares according to the aforementioned conditions.

Translation from Hebrew

The other shareholders must answer the Offering Member in writing (hereinafter: the “Answer Notice”) within 20 days of receiving the aforementioned notice whether they wish to purchase all the Offered Shares according at the price and according to the conditions specified in the notice of the Offering Member.

In the Answer Notice the member will also specify the quantity of shares he is willing to purchase if any member declines to purchase his part in the Offered Shares or part thereof. In the event a member does not provide an answer as set forth above, he shall be deemed to have declined to purchase his share in the Offered Shares.

107.5.	The other members shall have the right to purchase the Offered Shares proportionally to the number of shares of the same class that each one of them holds at such time. In the event a member declines to purchase his part in the Offered Shares, his right shall pass on to the other members.

107.6.	In the event all or part of the other members provided notice within 20 days as set forth above, whereby they wish to purchase all the Offered Shares, such shall be deemed an agreement for sale and purchase of all the Offered Shares at the price and according to the conditions specified in the notice of the Offering Member, and the Offering Member shall be obligated to transfer all the Offered Shares to the members that provided notice of their will to purchase them, according to their relative holdings, within 15 days of receiving the Answer Notice, against payment of the price or arrangement for payment of the price according to the conditions specified in the notice of the Offering Member.

107.7.	In the event all or part of the other members do not provide notice whereby they wish to purchase all of the Offered Shares, or have not replied to the notice of the Offering Member, the Offering Member shall be entitled to sell and transfer all of the Offered Shares to such purchaser, at the same price and conditions specified in the notice of the Offering Member, and this within 30 days form the end of the period for providing the Answer Notice or from the date the other members provided notice whereby they do not wish to purchase the Offered Shares, according to the earlier date.

In the event the Offering Member will not sell and transfer all the Offered Shares within the aforementioned period to the purchaser as set forth above and he wishes to sell or transfer the Offered Shares, he shall be required to repeat and offer the Offered Shares to the other members and the mechanism specified above shall apply again.

107.8.	The aforementioned in this Article shall apply also to sale of shares by a receiver, liquidator, trustee in dissolution, estate administrator, executor of will etc.

Translation from Hebrew

107.9.	The aforementioned shall not apply to transfer of shares by inheritance, and not to transfer to a company fully owned by the Offering Member and his immediate family, and not to transfer to immediate relatives (spouse, children).

107.10.	Transfer of shares to the purchaser is subject to the approval of the Board of Directors which shall not refuse to grant an approval of the transfer other than for reasonable cause relating to the personality of the purchaser that may damage the Company. Transfer of shares as set forth in paragraph 107.9 above does not require an approval of the Board of Directors.

108.	Subject to the provisions of Article 107 above, any transfer of shares in the Company requires an approval of the Board of Directors. The Board of Directors shall be entitled to refuse to approve any transfer of shares in the Company at its absolute sole discretion and without needing to reason its decision.

109.	Transfer of shares shall not be registered unless a proper transfer deed is delivered to the Company. The share transfer deed shall be signed by the transferor and the transferee, and the transferor shall be deemed shareholder until the name to of the transferee is entered into the Register of Shareholders with respect to the transferred share. The share transfer deed will be made in the following form, or as similarly as possible, or in an ordinary or acceptable form approved by the Board of Directors:

Share Transfer Deed

I/we the undersigned                          transfer to                  from                  (hereinafter: the “Transferee”) in consideration for the amount of NIS                  (in words                  New Israeli Shekels) paid for                  shares of                  par value each marked from No.              to No.              inclusive of the Company              Ltd., and they shall be in the hands of the Transferee, in the hands of his estate administrator and in the hands of his legal representative according to the conditions under which I/we held the shares at the time of signing this deed, and I/we the Transferee(s) agree to accept the shares according to these conditions.

In witness hereof we have signed this              day of              in the year

Signature of the transferor              signature of the Transferee

Witness to the signature              Witness to the signature

110.	The Board of Directors may suspend registration of transfer of shares for a period of 14 days prior to the General Meeting.

111.	Each share transfer deed shall be delivered to the office for registration. Share transfer deeds that are registered shall remain in the possession of the Company, however any share transfer deeds that the Board of Directors shall decline to register, shall be returned at request, to the person who submitted them, together with the share certificate (if submitted).

112.	Executors and estate administrators of a deceased shareholder, or when there is no estate administrator or executor, the heirs of the deceased, shall be the only persons that the Company shall recognize as owners of right to the share that was registered to the deceased shareholder.

Translation from Hebrew

113.	The Company may recognize a receiver or liquidator of a shareholder that is a corporation in liquidation or winding-up or recognize a trustee in bankruptcy or receiver of assets of a bankrupt shareholder as the owners of a right to the shares registered to the name of such shareholder.

114.	Any person that becomes owner of right to shares due to the death of any shareholder, shall be entitled – following presentation of proof of confirmation of the will or appointment of executor or probate order, evidencing his right to the shares of the deceased – to be registered as shareholder for such shares, or may transfer such shares subject to the provisions of these Articles of Association.

115.	The receiver or liquidator of a company in winding-up or the trustee in bankruptcy or any official receiver of a bankrupt shareholder, upon presenting appropriate proof, that the Board of Directors finds adequate, evidencing his right to appear in such capacity according to this Article, or evidencing his title, may, upon approval of the Board of Directors (and the Board of Directors shall be entitled to decline granting its approval without needing to reason its decision) be registered as shareholder of such shares, taking into consideration the Articles pertaining to transfer included herein, transfer these shares.

Permission to the Company to purchase its own shares

116.	The Company is entitled to purchase its own shares.

117.	In the event the Company purchased its own shares, such shares shall not confer any rights so long as such shares are owned by the Company.

Distribution of Profits

118.	Subject to the provisions of the Companies Law, a decision about distribution of dividends shall be made by the Board of Directors.